Exhibit 99.1

  Investor Relations: Sara Gubins, +1 646 654 8153

  Media Relations: Laura Nelson, +1 203 563 2929

NIELSEN ANNOUNCES EXPANDED REVIEW OF

STRATEGIC ALTERNATIVES

NEW YORK, USA – (NYSE: NLSN) September 12, 2018 Nielsen — Nielsen’s Board of Directors has expanded the scope of its previously announced strategic review of the company’s Buy segment to include a broad review of strategic alternatives for the company and its businesses. The expanded strategic review, undertaken after consultation with management and the company’s financial and legal advisors, is being led by James Attwood, Executive Chairman of the Board. The company has engaged J.P. Morgan Securities LLC and Guggenheim Securities LLC as financial advisors, and Wachtell, Lipton, Rosen & Katz as legal counsel in connection with the review.

“The Board continues to support the company’s strategic priorities, including Total Audience, the Connected System and our operational transformation, including cost out initiatives and consolidations designed to increase agility. However, the Board believes that a broad review of strategic alternatives is in the best interest of the company and its shareholders,” said James Attwood. “As the Board conducts its review, we and our valued associates remain focused on providing clients with the most complete understanding of what consumers watch and buy with mission critical data that enables markets around the world to act faster, more efficiently and with greater confidence.”

The expanded review includes an assessment of a broad range of options, including continuing to operate as a public, independent company; a separation of either Nielsen’s Buy or Watch segment; or a sale of the company. There can be no assurance that this review will result in a specific transaction or other alternative.

The Board is proceeding expeditiously but has not set a timetable for completion of this review. The company will provide updates on the review at such time as it determines that further disclosure is appropriate or required.

Forward-Looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those pertaining to the review of all strategic alternatives for Nielsen and its businesses, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitations, uncertainties as to the structure, terms and timing of any strategic transaction resulting from the strategic review and whether it will be completed, the impact of any such strategic transaction on Nielsen and the Watch and Buy businesses, whether the strategic benefits of any such strategic transaction can be achieved, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and specific risk factors discussed in other releases and public filings made by the company (including those found under the section entitled “Part I—Item 1A. Risk Factors” of the company’s most recent Annual Report on Form 10-K, as such factors may be updated in other filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this news release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors, except as required by law.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a leading global performance management company that provides clients with a comprehensive understanding of consumers and consumer behavior. We deliver critical media and marketing information, analytics and industry expertise about what consumers buy (referred to herein as “Buy”) and what consumers read, watch and listen to (consumer interaction across the television, radio, digital and mobile viewing and listening platforms referred to herein as “Watch”) on a global and local basis. Our measurement and analytical services help our clients maintain and strengthen their market positions and identify opportunities for profitable growth. Nielsen, an S&P 500 company, has a presence in more than 100 countries, including many emerging markets, and holds leading market positions in many of our services and geographies. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.